Exhibit 10.01

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of February 15, 2017, and is by and among DISCOVERY ENERGY CORP., a Nevada corporation (the “Company”), DEC FUNDING LLC, a Texas limited liability company (“Original Purchaser”) and TEXICAN ENERGY CORPORATION, a Texas corporation (“New Purchaser”). The Company, Original Purchaser and New Purchaser are hereinafter sometimes collectively referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Original Purchaser previously entered into that certain Securities Purchase Agreement dated May 27, 2016, as amended by the First Amendment to Securities Purchase Agreement dated August 16, 2016 (such First Amendment, the “First Amendment”; the Securities Purchase Agreement, as amended by the First Amendment, the “SPA”);

WHEREAS, each of Original Purchase and New Purchaser desires purchase additional Debentures from time to time in accordance with the terms of this Amendment and the SPA; and

WHEREAS, subject to the satisfaction of the conditions precedent set forth herein, the Parties desire to amend the SPA and the First Amendment as set forth herein to facilitate Original Purchaser’s and New Purchaser’s purchase of such additional Debentures.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Original Purchaser and New Purchaser agree as follows:

1.          Definitions. Capitalized terms used in this Amendment but not otherwise defined herein have the meanings given such terms in the SPA. The SPA, as amended by this Amendment, is hereinafter referred to as the “Agreement”.

2.          Amendments to SPA. Subject to the satisfaction of the conditions precedent set forth in Section 4, each of the Company, Original Purchaser and New Purchaser agree to amend the SPA as follows:

(a)          The definition of “Principal Amount” in Section 1.1 of the SPA is hereby amended by replacing the reference therein to “$1,700,000” with “$2,850,000”.

(b)          The definition of “Capital Raise” in Section 1.1 of the SPA is hereby amended and restated in its entirety to read as follows: ““Capital Raise” shall mean any proposed new Indebtedness or equity issuances of Company.”

(c)          The definitions “Exempt Capital Raise”, “Right of First Offer” and “Right of First Offer Termination Date” in Section 1.1 of the SPA are hereby deleted in its entirety.

(d)          The following are hereby added as new definitions in Section 1.1 of the SPA, in the appropriate alphabetical order:

““2017 Option” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Option” shall have the meaning ascribed to such term in Section 2.1(d).

“Additional Option Termination Date” means the later of (a) that date which is three (3) months after the date on which Original Purchaser first receives a written certification from the Chief Executive Officer or the Chief Financial Officer of Company that Company has drilled and completed, or otherwise suspended operations with respect to, the fourth (4th) well located in the PEL 512 Area; or (b) March 31, 2018.”

(e)          Section 2.1(b) of the SPA is hereby amended by replacing the reference therein to “$1,700,000” with “$2,850,000”.

(f)          Section 2.1(c) of the SPA is hereby deleted in its entirety.

(g)          The following are hereby added as new Sections 2.1(c) and 2.1(d) to the Agreement:

“(c)          After the Closing Date through and including September 30, 2017, Original Purchaser shall have the option to purchase (without the consent of the then current Purchasers), upon three (3) Trading Days’ advance notice to Company, up to an additional $10,000,000 in principal amount of the Debentures (the “2017 Option”) in a single additional closing upon the same terms and conditions as one or more of the Debentures previously issued to Original Purchaser, with a conversion price of $0.20; provided, that if during the period between January 31, 2017 and the exercise date of the 2017 Option, Company (i) issued additional Debentures to another Purchaser (other than pursuant to Section 6 of the Second Amendment to this Agreement) or (ii) consummated an equity issuance (excluding the issuance of any Debentures) with another Person preceding such exercise date and, in either case, the issuance price of such Capital Raise was less than $0.20 per share, then the conversion price for the 2017 Option shall be such lesser price. Upon an exercise of the 2017 Option, Original Purchaser shall deliver to Company or at Company’s written direction, via wire transfer of immediately available funds, an amount up to $10,000,000, and Company shall deliver to Original Purchaser the additional Debenture, and Company and such Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Supplemental Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 with respect thereto, each Supplemental Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(d)          Until the occurrence of the Additional Option Termination Date, following an exercise of the 2017 Option, Original Purchaser shall have the option to purchase (without the consent of the then current Purchasers), upon three (3) Trading Days’ advance notice to Company, up to an additional $10,000,000 in principal amount of the Debentures (the “Additional Option”) in a single additional closing upon the same terms and conditions as one or more of the Debentures previously issued to Original Purchaser, with a conversion price of $0.20; provided, that if during the period between January 31, 2017 and the exercise date of the Additional Option, Company (i) issued additional Debentures to another Purchaser (other than pursuant to Section 6 of the Second Amendment to this Agreement) or (ii) consummated an equity issuance (excluding the issuance of any Debentures) with another Person preceding such exercise date and, in either case, the issuance price of such Capital Raise was less than $0.20 per share, then the conversion price for the Additional Option shall be such lesser price. Upon an exercise of the Additional Option, Original Purchaser shall deliver to Company or at Company’s written direction, via wire transfer of immediately available funds, an amount up to $10,000,000, and Company shall deliver to Original Purchaser the additional Debenture, and Company and such Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Supplemental Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 with respect thereto, each Supplemental Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.”

(h)          Section 4.17 of the SPA is hereby amended by replacing the phrase therein to “or equity pursuant to its Right of First Offer as set forth in Section 2.1(c)” with the phrase “pursuant to the exercise of the 2017 Option and the Additional Option”.

3.          Amendments to SPA. Subject to the satisfaction of the conditions precedent set forth in Section 4, each of the Company, Original Purchaser and New Purchaser agree to amend the First Amendment by replacing Exhibit C to the First Amendment in its entirety with Exhibit C attached to this Amendment.

4.          Conditions Precedent. This Amendment and the agreements of the Parties hereunder are subject to the satisfaction of the following conditions precedent:

(a)          Each Party shall have delivered an executed counterpart of its signature page to this Amendment to each other Party; and

(b)          The Company shall have received the unanimous written consent from its Board of Directors, authorizing the Company’s entry into this Amendment.

5.          Purchase by Original Purchaser. On or prior to the expiration of ten (10) Business Days’ following the date of this Amendment, the Company agrees to sell, and Original Purchaser agrees to purchase, a principal amount of $1,000,000 of Debentures, each in the form of Exhibit C to the First Amendment (the “Subsequent DEC Purchase”). Within one (1) Business Day following the Company’s receipt of the proceeds from the Subsequent DEC Purchase via wire transfer, the Company shall deliver to Original Purchaser (i) a Debenture in a principal amount of $1,000,000, upon the same terms and conditions as one or more of the Debentures previously issued to Original Purchaser, with a “Conversion Price” of $0.16 and (ii) a Warrant registered in the name of Original Purchaser to purchase up to 3,750,000 shares of Common Stock, with an exercise price equal to $0.20 per share of Common Stock, subject to adjustment as set forth therein, and an expiration date three (3) years from the date of issuance thereof.

6.          Purchases by New Purchaser. The Company agrees to sell, and New Purchaser agrees to purchase, Debentures each in the form of Exhibit C to the Agreement in a principal amount equal to $150,000, payable monthly (beginning with the month of February 2017) in an amount not less than $30,000, subject to and in accordance with the covenants and conditions applicable to each Supplemental Closing Date set forth in Section 2.1(b) of the Agreement; provided that (i) for the purposes of Section 2.1(b) of the Agreement, New Purchaser shall be deemed to have funded to the Company an amount equal to the Rincon Charges paid by New Purchaser on and after the date of this Amendment, in full satisfaction of New Purchaser’s obligation to transfer to the Company the principal amount of the respective Debentures so purchased under this Section 6 and (ii) the aggregate sales and purchases under this Section 6 shall not exceed $150,000. “Rincon Charges” means the $30,000 monthly amount owing from New Purchaser to Rincon Energy, LLC from time to time pursuant to the Consulting Agreement. “Consulting Agreement” means a Consulting Agreement among Rincon Energy, LLC, New Purchaser, the Company and Discovery Energy SA Pty Ltd, as amended from time to time.

7.          Representations and Warranties.

(a)          As of the date of the effectiveness of this Amendment, and after giving effect to the amendments in Section 2, the Company hereby represents and warrants to New Purchaser and Original Purchaser that the representations and warranties of the Company and its Subsidiaries contained in the Agreement and in each other Transaction Document are true and correct on and as of such date (unless as of a specific date therein in which case they shall be accurate as of such date).

(b)          As of the date of the effectiveness of this Amendment, New Purchaser hereby represents and warrants to the Company that the representations and warranties applicable to New Purchaser contained in the Agreement are true and correct on and as of such date.

8.          Waiver of Australian Deposit Account Control Agreement. Each of the Original Purchaser and New Purchaser hereby agree and confirm that, notwithstanding anything set forth in Section 2.4(b) of the Agreement, until such time as either (a) the average daily balance of the Australian Subsidiary’s deposit accounts held in Australia exceeds $150,000 for thirty (30) consecutive days or (b) an Event of Default has occurred and is continuing and any Purchaser delivers written request therefor, no Deposit Account Control Agreements shall be required for any such deposit accounts of the Australian Subsidiary.

9.          Miscellaneous.

(a)          Each of the Parties acknowledges and agrees that from and after the date of the effectiveness of this Amendment, each reference in the SPA to “this Agreement”, “herein”, “hereof”, “hereunder” or other words of like import shall mean and be a reference to the Agreement.

(b)          This Amendment, the Agreement, the First Amendment (as amended hereby) and the other Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(c)          Sections 5.6 (Headings), 5.9 (Governing Law), 5.11 (Execution), 5.15 (Remedies), 5.18 (Independent Nature, etc.), 5.21 (Construction) and 5.22 (Waiver of Jury Trial) of the SPA are hereby incorporated into this Amendment, mutatis mutandis, as a part hereof for all purposes.

[Signature Page Follows]

COMPANY:

DISCOVERY ENERGY CORP.

By:
Keith D. Spickelmier, Chairman

ORIGINAL PURCHASER:

DEC FUNDING LLC

By:
Steven Webster, Manager

NEW PURCHASER:

TEXICAN ENERGY CORPORATION

By:
Name:
Title:

Address for Notice:

One Allen Center, Ste. 1150

500 Dallas St.

Houston, Texas 77002

Signature Page to Second Amendment to Securities Purchase Agreement

EXHIBIT C

Form of New Purchaser Debenture

(see attached)

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: [ , 201_]	[$ ]

SENIOR SECURED CONVERTIBLE DEBENTURE

DUE MAY 27, 2021

THIS SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Senior Secured Convertible Debentures of Discovery Energy Corp., a Nevada corporation, (the “Company”), having its principal place of business at One Riverway Drive, Suite 1700, Houston, Texas 77056, designated as its Senior Secured Convertible Debentures due May 27, 2021 (this debenture, the “Debenture” and, collectively with the other debentures of such series, the “Debentures”).

FOR VALUE RECEIVED, Company promises to pay to [                                       ] or its registered assigns (the “Holder” and collectively with the holders of the other Debentures, the “Holders”), or shall have paid pursuant to the terms hereunder, the principal sum of [$                                           ]1 on May 27, 2021 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.          Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Annual License Milestone Compliance Certificate” shall have the meaning set forth in Section 8(a)(x).

1 NTD: Prior to issuance, parties to complete all bracketed items, including the Original Issue Date, Holder, principal sum (including the reference on Schedule 1) and Conversion Price (see 4(b)).

“Bankruptcy Event” means any of the following events: (a) Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Company or any Significant Subsidiary thereof, (b) there is commenced against Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 20 days after commencement, (c) Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Company or any Significant Subsidiary thereof seeks or suffers any appointment of any administrator, receiver, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 20 calendar days after such appointment, (e) Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Company or any Significant Subsidiary thereof calls a meeting of its creditors or makes application to a court to call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) Company or any Significant Subsidiary becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due or (h) Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), (b) Company merges into or consolidates with any other Person, or any Person merges into or consolidates with Company and, after giving effect to such transaction, the stockholders of Company immediately prior to such transaction own less than 50% of the aggregate voting power of Company or the successor entity of such transaction, (c) Company sells or transfers all or substantially all of its assets to another Person and the stockholders of Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof) or (e) the execution by Company of an agreement to which Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(b).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset (including, but not primarily, securities) in a business synergistic with the business of Company and shall provide to Company additional benefits in addition to the investment of funds, but shall not include a transaction in which Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that such agreements have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Holder Optional Redemption” shall have the meaning set forth in Section 6(a).

“Holder Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Holder Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Holder Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Interest Settlement Date” shall have the meaning set forth in Section 2(a)(i).

“Majority Holders” means, at any time, one or more Holders holding over fifty percent (50%) in outstanding principal amount of the Debentures at such time.

“Mandatory Default Amount” means the sum of (a) 100% of the outstanding principal amount of this Debenture, (b) 100% of the accrued and unpaid interest hereon and (c) 100% of the interest on the outstanding principal amount of this Debenture which would have been payable under Section 2(a) between the date of the relevant Event of Default and the Maturity Date, plus all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption Amount” means the sum of (a) 120% of the then outstanding principal amount of the Debenture and 100% of accrued and unpaid interest on the outstanding principal amount of this Debenture, plus (b) all liquidated damages and other amounts due hereunder in respect of the Debenture.

“Original Issue Date” means the date of the first issuance of the first Debenture, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence all such Debentures.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) indebtedness incurred in connection with any inventory financing transaction and any refinancing or modification of the terms thereof; provided, that such financing is secured only by inventory, (c) any indebtedness permitted pursuant to the definition of Permitted Lien, (d) any indebtedness that has been expressly subordinated in right of payment to the indebtedness under the Debentures, provided that the terms of such subordination have been approved by Majority Holders, (e) the Liberty Debt and Shareholder Debt and (f) Capital Raises provided by Original Purchaser following the exercise of its Right of First Offer (as defined in the Purchase Agreement).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred by banks and other financial institutions on deposit and securities accounts and other accounts with such banks or financial institutions not to exceed $100,000 at any time, (d) purchase money security interest in equipment (including capital leases), (e) Liens securing judgments for the payment of money not constituting an Event of Default and (f) Liens incurred in connection with indebtedness referred to in clause (a) or (b) of Permitted Indebtedness.

“Petroleum Exploration License” means that certain Petroleum Exploration License issued to Australian Subsidiary by the Energy Resource Division of the Department for Manufacturing, Innovation, Trade, Resources and Energy on October 26, 2012, otherwise referred to as PEL 512.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 27, 2016 among Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchase Right” shall have the meaning set forth in Section 5(c).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 27, 2016 among Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Shareholder Debt” means that certain Indebtedness (a) payable to Keith D. Spickelmier in the aggregate principal amount of $96,200.00, (b) payable to William Begley in the aggregate principal amount of $33,153.00, and (c) payable to EMTEECO Holdings Ltd. in the aggregate principal amount of $17,000.00, each as of the Closing Date.

“Successor Entity” shall have the meaning set forth in Section 5(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board or the OTCQB over-the-counter bulletin board service maintained by OTC Markets Group Inc. (or any successors to any of the foregoing).

Section 2.          Interest and Prepayment.

a)	Interest.

i.            So long as no Event of Default has occurred and is continuing, the aggregate unconverted and then outstanding principal amount of this Debenture shall accrue interest from the Original Issue Date at the rate of eight percent (8%) per annum, compounded quarterly, which accrued interest shall be added to the outstanding principal balance of this Debenture on the last day of each calendar quarter (each such date, an “Interest Settlement Date”) (or, if such Interest Settlement Date is not a Business Day, on the immediately succeeding Business Day) and shall thereafter itself, as part of the principal balance, accrue interest at the rate set forth above, compounding quarterly on each Interest Settlement Date. All such accrued interest added to the principal balance of this Debenture pursuant to the immediately preceding sentence shall be payable on the same terms and subject to the same conditions set forth herein.

ii.           Notwithstanding the foregoing clause (i), Company may provide Purchaser with written notice (each, a “Cash Pay Notice”) of its intent to pay all or a portion of the interest which would otherwise accrue on the next succeeding Interest Settlement Date in cash. Any Cash Pay Notice shall be delivered at least ten (10) Business Days prior to the applicable Interest Settlement Date and shall be irrevocable.

iii.         Upon the occurrence and during the continuance of an Event of Default, the aggregate unconverted and then outstanding principal amount of this Debenture shall accrue interest at the rate of twelve percent (12%) per annum and otherwise shall accrue and/or be paid in cash consistent with clauses (i) and (ii) above.

b)         Interest Calculations. Interest shall be calculated on the basis of a 365-day year, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein.  Interest hereunder will be paid to the Person in whose name this Debenture is registered in the records of Company regarding registration and transfers of this Debenture (the “Debenture Register”).

c)         Prepayment.  Except as otherwise set forth in this Debenture, Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of Holder.

Section 3.          Registration of Transfers and Exchanges.

a)         Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)         Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)         Reliance on Debenture Register. Prior to due presentment for transfer to Company of this Debenture, Company and any agent of Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither Company nor any such agent shall be affected by notice to the contrary.

Section 4.          Conversion.

a)         Voluntary Conversion. This Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of Holder, at any time and from time to time. Holder shall effect conversions by delivering to Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and, if Holder determines in its sole discretion to convert such accrued and unpaid interest (or a portion thereof), the amount of accrued and unpaid interest thereon to be converted and the date on which such conversion shall be effected; provided that Holder may only convert the portion of the accrued interest that corresponds to the principal being converted (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, Holder shall not be required to physically surrender this Debenture to Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted or otherwise been repaid to Holder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the principal amount converted in such conversion.   Holder and Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).   Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of Holder shall be controlling and determinative in the absence of manifest error. Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b)         Conversion Price.  The Conversion Price in effect on any Conversion Date shall be equal to [$0.__]2 and shall be subject to adjustment as provided in Section 5 (the “Conversion Price”).

2 NTD: For Debentures with an Original Issue Date occurring during the period of February, 2017 and June, 30, 2017, (i) up to $150,000 of such Debentures will have a Conversion Price of $0.16 and (ii) for all principal amounts in excess of $150,000, such respective Debentures will have a Conversion Price of $0.20. For each Debenture with an Original Issue Date on or after June 30, 2017 the Conversion Price will be $0.20.

c)        Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Debenture.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the sum of (a) the outstanding principal amount of this Debenture to be converted plus (b) any accrued and unpaid interest on the principal amount of this Debenture to be converted, by (y) the Conversion Price.

ii.         Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), Company shall deliver, or cause to be delivered, to Holder a certificate or certificates representing the Conversion Shares which, on a Legend Removal Qualification Event shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture. If (i) there is an effective registration statement permitting the issuance of Conversion Shares to or resale of the Conversion Shares by Holder or (ii) following the six month anniversary of the Original Issue Date, the Conversion Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and as of such date Company is in compliance with the current public information required under Rule 144 as to such Conversion Shares, Company shall deliver any certificate or certificates required to be delivered by Company under this Section 4(c) by causing such certificates to be transmitted by the Transfer Agent to the Holder by crediting the account of Holder’s designated brokerage firm with The Depository Trust Company through its Deposit or Withdrawal at Custodian (“DWAC”) system if Company is then a participant in such system or another established clearing corporation performing similar functions.

iii.         Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not credited to the account of Holder’s broker with The Depository Trust Company through its DWAC system or another established clearing corporation performing similar functions, if Company is then a participant in any such system, or delivered to or as directed by Holder by the Share Delivery Date, Holder shall be entitled to elect by written notice to Company at any time on or before such crediting or its receipt of such certificate or certificates, to rescind such Conversion, in which event Company shall promptly return to Holder any original Debenture delivered to Company and Holder shall promptly return to Company the Common Stock certificates (or any shares of Common Stock received electronically) issued to Holder pursuant to the rescinded Conversion Notice.

iv.         Obligation Absolute; Partial Liquidated Damages.  Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Holder or any other Person of any obligation to Company (other than Holder’s obligations hereunder with respect to the conversion, including the delivery of a Notice of Conversion) or any violation or alleged violation of law by Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Company to Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Company of any such action Company may have against Holder.  In the event Holder shall elect to convert any or all of the outstanding principal amount hereof, Company may not refuse conversion based on any claim by Company or any Affiliate thereof that Holder or anyone associated or affiliated with Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to Holder to the extent it obtains judgment.  In the absence of such injunction, Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If Company fails when required hereunder for any reason to deliver to Holder such certificate or certificates pursuant to Section 4(c)(ii) by the third Trading Day following the Share Delivery Date, the Company shall pay to Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day commencing on the third Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit Holder’s right to pursue actual damages (provided such damages may be reduced by the payments previously made hereunder) or declare an Event of Default pursuant to Section 8 hereof for Company’s failure to deliver Conversion Shares within the period specified herein and Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to Holder, if Company fails for any reason to deliver to Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Holder of the Conversion Shares which Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Company shall (A) pay in cash to Holder (in addition to any other remedies available to or elected by Holder) the amount, if any, by which (x) Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to Holder the number of shares of Common Stock that would have been issued if Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Company shall be required to pay Holder $1,000. Holder shall provide Company written notice indicating the amounts payable to Holder in respect of the Buy-In and, upon request of Company, evidence of the amount of such loss. Nothing herein shall limit Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

vi.         Reservation of Shares Issuable Upon Conversion. Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Holder (and any other holder of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to Holder’s compliance with its obligations under the Registration Rights Agreement).

vii.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.       Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Company the amount of such tax or shall have established to the satisfaction of Company that such tax has been paid.

Section 5.          Certain Adjustments.

a)         Stock Dividends and Stock Splits.  If Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)         Subsequent Equity Sales. If, at any time while this Debenture is outstanding, Company or any Subsidiary, as applicable, sells or grants any option to purchase or reprices or reduce the conversion or exercise price of any outstanding Securities, grants any right to reprice, or otherwise disposes of or issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price, other than in connection with any Common Stock Equivalents outstanding on the Original Issue Date (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. Company shall notify Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)         Subsequent Rights Offerings.  If Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holder) entitling them to subscribe for or purchase shares of Common Stock (the “Purchase Rights”), then, upon any conversion of this Debenture, Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that Holder could have acquired if Holder had held the number of Conversion Shares issued upon such conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

d)         Pro Rata Distributions. If Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (a “Distribution”), then, upon any conversion of this Debenture, Holder shall be entitled to participate in such Distribution to the same extent that Holder would have participated therein if Holder had held the number of Conversion Shares issued upon such conversion of this Debenture immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

e)         Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of Company with or into another Person, (ii) Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  Company shall cause any successor entity in a Fundamental Transaction in which Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Company under this Debenture and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to Holder and approved by Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to “Company” shall refer instead to the Successor Entity), and may exercise every right and power of Company and shall assume all of the obligations of Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as Company herein.

e)         Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Company) issued and outstanding.

f)         Notice to Holder.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Company shall within 10 calendar days of such adjustment deliver to Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Conversion by Holder.  If (A) Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Company is a party, any sale or transfer of all or substantially all of the assets of Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Company, then, in each case, Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Company or any of its Subsidiaries, Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.   Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.           Redemption.

a)         Optional Redemption at Election of Holder. Subject to the provisions of this Section 6, at any time after either (i) the date Company announces a Change of Control Transaction or (ii) the date Company or any Subsidiary enters into an agreement providing for the sale of a material portion of their respective assets, Holder may deliver a notice to Company (a “Holder Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”) of its irrevocable election to cause Company redeem some or all of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the later of (i) the 5th Trading Day following the Holder Optional Redemption Notice Date or (ii) the date such applicable transaction triggering such redemption right is consummated (such date, the “Holder Optional Redemption Date” and such redemption, the “Holder Optional Redemption”). The Optional Redemption Amount is payable in full on the Holder Optional Redemption Date. Any Holder Optional Redemption shall be applied ratably to all Holders that submit a Holder Optional Redemption based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement. Company hereby agrees to publicly disclose any Change of Control Transaction or entry into an asset sale agreement which would trigger a redemption right hereunder within one Trading Day from the date such agreement or transaction is entered into.

b)         Redemption Procedure.  The payment of cash pursuant to a Holder Optional Redemption shall be payable on the applicable Holder Optional Redemption Date.  If any portion of the payment pursuant to a Holder Optional Redemption shall not be paid by Company by the Holder Optional Redemption Date, interest shall accrue on the aggregate amount payable by Company at the Default Rate until such amount is paid in full.

Section 7.          Negative Covenants. As long as any portion of this Debenture remains outstanding, unless Holder shall have otherwise given prior written consent, Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)         other than for the Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

b)         other than for Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)         amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of Holder;

d)         repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

e)         repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness using the proceeds of the Debentures issued on the Closing Date;

f)         pay cash dividends or distributions on any equity securities of Company;

g)         enter into any transaction with any Affiliate of Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Company (even if less than a quorum otherwise required for board approval);

h)         issue any additional Common Stock or securities of Company or any of its Subsidiaries other than (i) pursuant to an Exempt Capital Raise; (ii) up to 1,400,000 shares of Common Stock to employees and other service providers of Company as compensation for services provided to Company provided that the issue price for such Common Stock exceeds the then effective Conversion Price; (iii) up to 1,150,895 shares of Common Stock to Liberty in partial payment of the Liberty Debt pursuant to the terms of the Liberty Loan Documents or (iv) issuance of stock options (or shares of Common Stock in exchange for such stock options) pursuant to Company’s stock option plan in effect on the Closing Date;

i)         make any investments other than (i) investments in cash and/or cash equivalents and (ii) investments by Company in the Australian Subsidiary;

j)         dissolve, liquidate, merge, consolidate or otherwise alter or modify Company’s or any Subsidiaries’ corporate name, mailing address, principal place of business, structure, status or existence or enter into or engage in any operation or activity materially different from that presently conducted by Company or such Subsidiary; make any substantial change in its executive management, or form any Subsidiary;

k)         sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person, except sales of production or inventory in the ordinary course of its business or turn over the management of, or enter a management contract with respect to, such properties, assets, rights, licenses and franchises or enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; or

l)         enter into any agreement with respect to any of the foregoing.

Section 8.          Events of Default.

a)         “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to any Holder of a Debenture, as and when the same shall become due and payable (whether on an Interest Settlement Date, a Conversion Date or the Maturity Date or by acceleration or otherwise), and solely with respect to payment of interest in cash after delivery of a Cash Pay Notice such failure continues for three (3) Trading Days after an Interest Settlement Date;

ii.         Company shall fail to observe or perform any other covenant or agreement contained in a Transaction Document (other than (x) a breach by Company of its obligations to deliver shares of Common Stock to Holder upon conversion or a breach by Company of its obligations to deliver shares of Common Stock to the holder of a Warrant upon exercise thereof which breaches are addressed in clause (vii) below or (y) any failure by Company to observe or perform any covenant or agreement contained in the Registration Rights Agreement, except as set forth in clause (x) below) which failure, unless a cure period is specifically provided with respect to such failure to observe or perform, is not cured, if possible to cure, within the earlier to occur of (A) 4 Trading Days after notice of such failure sent by Holder or by any other Holder to Company and (B) 7 Trading Days after Company has become or should have become aware of such failure;

iii.         any representation or warranty made in this Debenture or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.         a Bankruptcy Event shall occur;

v.          Company or any Subsidiary shall default on any of its obligations under (A) the Liberty Debt or (B) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that, in the case of this clause (B): (1) involves an obligation greater than $75,000, whether such indebtedness now exists or shall hereafter be created, and (2) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi.         Company shall be a party to any Change of Control Transaction or a Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii.         Company shall fail for any reason to deliver certificates to Holder prior to the third Trading Day after the Share Delivery Date pursuant to Section 4(c) or fail to deliver certificates to a holder of Warrants prior to the third Trading Day after the Warrant Share Delivery Date (as defined in the Warrants) or Company shall provide at any time notice to Holder, including by way of public announcement, of Company’s intention to not honor requests for conversions of any Debentures in accordance with the terms hereof or exercise of the Warrants in accordance with the terms thereof;

viii.       any monetary judgment, writ or similar final process shall be entered against Company, any Subsidiary or any of their respective property or other assets for more than $75,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

ix.         Company fails to meet the current public information requirements under Rule 144 in respect of the Underlying Shares for more than 10 consecutive Trading Days;

x.          Company shall fail to pay when due any liquidated damages under the Registration Rights Agreement as and when the same shall become due and payable and such failure continues for 30 calendar days;

xi.         Company shall fail to deliver a certificate of a responsible officer of Company (each such certificate, an “Annual License Milestone Certificate”) to Purchaser at least 90 days prior to the required completion date for each “minimum work requirement” to be completed under the Petroleum Exploration License certifying (A) that Company has adequate funds to fulfill the applicable annual minimum work requirement in accordance with the terms of the Petroleum Exploration License; (B) that Company expects to be able to fulfill the applicable annual minimum work requirement in accordance with the terms of the Petroleum Exploration License and (C) as to other matters relating to the Petroleum Exploration License as requested by Purchaser;

xii.        termination of the Petroleum Exploration License; or

xiii.       either (A) Company delivers an Annual License Milestone Certificate which indicates a prospective non-compliance with the certifications required by subclauses (A) and/or (B) in clause (xi) above or (B) Company fails to meet any of the annual minimum work requirements set forth in the Petroleum Exploration License.

b)         Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Majority Holders’ election, immediately due and payable in cash at the Mandatory Default Amount.  Commencing 5 calendar days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, interest on the Mandatory Default Amount shall accrue at the Default Rate.  Upon the payment in full of the Mandatory Default Amount, Holder shall promptly surrender this Debenture to or as directed by Company.  In connection with such acceleration described herein, Holder need not provide, and Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and Holder shall have all rights as a holder of the Debenture until such time, if any, as Holder receives full payment pursuant to this Section 8(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.          Miscellaneous.

a)         Notices.  Any and all notices or other communications or deliveries to be provided by Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email, or sent by an internationally recognized overnight courier service, addressed to Company, set forth in the Purchase Agreement, or such other facsimile number, email address or address as Company may specify for such purposes by notice to Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by Company hereunder shall be in writing and delivered, by facsimile or email, or sent by an internationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of Holder appearing on the books of Company, or if no such facsimile number, email address or address appears on the books of Company, at the principal place of business of Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. If an email address is provided for a party on the signature pages attached hereto, notice to such party given by other means hereunder shall also be given by email, provided, that failure to deliver a duplicate notice by email shall not constitute a failure to deliver the applicable notice.

b)         Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c)         Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof and a lost Debenture affidavit, reasonably satisfactory to Company.

d)         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”) unless otherwise specified therein. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF ANY PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS DEBENTURE, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEYS FEES AND OTHER COSTS AND EXPENSES INCURRED IN THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

e)         Waiver.  Any waiver by Company or Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of Company or Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion.  Any waiver by Company or Holder must be in writing.

f)         Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)         Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)         Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)         Secured Obligation.  The obligations of Company under this Debenture are secured by all assets of Company and each Subsidiary (other than the Petroleum Exploration License) pursuant to the Security Agreement and the Australian Security Agreement, each dated as of May 27, 2016 among Company, the relevant Subsidiaries of Company and Agent.

j)         Amendments.  This Debenture and each of the other Debentures issued under the Purchase Agreement may be amended upon the written consent of Company and the Majority Holders.

(Signature Pages Follow)

IN WITNESS WHEREOF, Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

DISCOVERY ENERGY CORP.

By:
Keith D. Spickelmier, Chairman

Facsimile No. for delivery of Notices: (713) 622-1937 Email address for delivery of Notices: kspickelmier1@comcast.net kjm@discoveryenergy.com

Signature Page to Senior Secured Convertible Debenture (Texican)

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Debenture due May 27, 2021 of Discovery Energy Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that the undersigned’s representations and warranties contained in Section 3.2 of the Purchase Agreement (as defined in the Debenture), including that the undersigned is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act as of the giving of this Notice of Conversion, are true and correct as of the giving of this Notice of Conversion.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Accrued and Unpaid Interest on Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_________________________

Account No:_______________________

Schedule 1

CONVERSION SCHEDULE

The Senior Secured Convertible Debentures due on May 27, 2021 in the aggregate principal amount of [$         ] issued by Discovery Energy Corp., a Nevada corporation.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Exhibit C to Second Amendment to Securities Purchase Agreement